Exhibit 10.16

TULLY’S COFFEE CORPORATION

SUMMARY OF EMPLOYMENT

Name:	Ron Gai (“Employee”)

Position:	Vice President, Wholesale Division

Reports To:	President, Chief Executive Officer

Responsibilities:	Responsibilities include all aspects of Wholesale channel distribution (grocery, food service, office coffee services, mass feeders and direct accounts) for Tully’s Coffee Corporation (“Company”) within the U.S. market, including strategy/business development, customer relations, distributorship relations, employee staffing and financial performance against planned targets. Member of Executive Leadership Team. This Summary of Employment supersedes in its entirety that certain Employment Letter issued to Employee dated May 6, 2002.

Base Salary:	$100,000.00 annually, effective April 7, 2003. Employee shall be eligible for annual salary adjustments. Effective April 7, 2003, Employee will also be participating in the Company’s Deferred Compensation Plan (“Plan”) and as such will be deferring 10 percent of salary ($10,000.00 annual deferment) until conditions outlined within the Plan are achieved.

Car Allowance:	$600.00/month and subject to statutory tax withholdings. Employee is responsible for all auto expenses including gas, insurance, maintenance, etc.

Bonus Potential:	Employee shall be eligible for an annual bonus award (percentage of base salary) based on a Board approved Company EBITDA target for each fiscal year. The annual bonus award and payout is at the sole discretion of the Board. The payout targets will be as follows:

FY 2004 & Beyond

	% EBITDA (Achieved vs Target)	% Bonus (% Base Salary)
	Less than 100%	Discretionary: up to $15,000
	100%	35.0% payout
	125%	50.0% payout
	Greater than 125%	50.0% plus sliding scale

Note: There will be a ratable calculation for bonus payout between EBITDA targets. Employee shall no longer participate in any bonus plan tied to grocery channel performance.

TULLY’S COFFEE CORPORATION

SUMMARY OF EMPLOYMENT

Benefits:	Employee eligible for participation in Company’s benefit program including medical, dental, vision and death benefits.

Options:	Employee shall receive the following non-qualified options subject to the vesting, exercise and other general terms and conditions contained in the Company’s 1994 Stock Option Plan:

	# Shares	Share Exercise Price
	50,000	$0.01/share

Note: Additional option grants may be issued from time to time as recommended by the CEO and approved by the Board.

Severance:	Employee shall receive three (3) months severance (of current annual base salary) if terminated by Company. Executive shall not receive severance if terminated for cause, nor if executive voluntarily resigns. Termination for cause shall include: (1) felony conviction, (2) employee theft, fraud, or gross dishonesty (3) moral turpitude, (4) willful insubordination or (5) any action that is injurious to the Company’s reputation or business. Employee must sign the Company’s standard employee release document to receive severance. Severance payout shall be made in accordance with Company’s normal payroll policy.

Term:	Employment may be terminated by either Employee or the Company on 30 days written notice, subject to the severance provisions as outlined above.

Other:	Employee is subject to the Company’s standard Confidentiality Agreement.

Tully’s Coffee Company		Employee

Date: April 15, 2003		Date: April 15, 2003

By:	/s/ John D. Dresel	By:	/s/ Ron Gai
Title:	President, CEO	Title:	VP, Wholesale

September 16, 2005

Ron Gai

18109 NE 155th St

Woodinville, WA 98072

RE:	Change in Bonus Plan Participation

Dear Ron,

In the past you have had additional variable compensation opportunities based on Tully’s achievement of certain performance goals. As of the beginning of Fiscal 2006, those prior variable compensation opportunities have concluded and will no longer be a part of your total compensation. However, for Fiscal 2006 you are eligible to participate in the “Drive for 285” bonus program. The “Drive for 285” program is intended for Fiscal 2006 only. Bonus opportunities beyond Fiscal 2006, if any, have not yet been defined, and your participation in the Fiscal 2006 program does not guarantee participation in future years.

Details regarding your “Drive for 285” bonus program are available from Kris Galvin. Please contact me if you have any questions about this change.

Sincerely,

TULLY’S COFFEE CORPORATION

/s/ John D. Dresel
John D. Dresel President & COO

3100 AIRPORT WAY SOUTH  SEATTLE, WASHINGTON 98134  TELEPHONE (206) 233 2070  FACSIMILE (206) 233 2077  (800) 96 TULLY  WWW.TULLYS.COM